                                                                   EXHIBIT 10.28

                        MANAGEMENT SUBSCRIPTION AGREEMENT

        This Management Subscription Agreement (this "Agreement"), dated as of November 1, 1997, is made by [SEE ITEM 1 IN ANNEX A] (the "Investor") for the benefit of WGL Holdings, Inc., a Delaware corporation (the "Corporation").

                                 R E C I T A L S

        A. The Corporation, the former shareholders of Wilson Greatbatch Ltd., a New York corporation (the "Company"), and the Company entered into that certain Stock Purchase Agreement, dated June 19, 1997 (the "Stock Purchase Agreement"), pursuant to which such former shareholders agreed to sell to the Corporation (or its assignee) all of the shares of capital stock of the Company (the "Acquisition").

        B. The Corporation assigned its rights to purchase such shares of capital stock of the Company to WGL Acquisition Corp., an indirect wholly-owned subsidiary of the Corporation.

        C. The Investor desires to subscribe for shares of common stock of the Corporation.

        D. The Corporation is willing to sell, on the terms and subject to the conditions herein set forth, the Shares (as hereinafter defined) to the Investor.

        E. Concurrently herewith, the Investor is executing and delivering to the Corporation that certain promissory note, dated the date of this Agreement, payable to the Corporation in the amount of [SEE ITEM 2 IN ANNEX B] (the "Note") and that certain Pledge Agreement, dated the date of this Agreement, in favor of the corporation (the "Pledge Agreement") pursuant to which the Investor agrees to pledge the Shares as security for all obligations of the Investor pursuant to the Note.

        F. The purchase of the Shares of the Corporation pursuant to this Agreement will complete the subscription for shares of the Corporation by the Investor originally contemplated by the Corporation as of the date of the Acquisition, the first stage of which was completed in July 1997.

        NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor, by executing this Agreement, acknowledges, covenants, agrees, represents and warrants that:

        (1) SUBSCRIPTION. The Investor hereby subscribes to purchase and agrees to purchase [SEE ITEM 3 IN ANNEX A] shares (the "Shares") of the common stock, par value $.001 per share ("Common Stock"), of the Corporation for the price of ONE DOLLAR ($1.00) per share, for an aggregate purchase price of [SEE ITEM 2 IN ANNEX A]. The purchase price shall be paid to the Corporation pursuant to the Note, which shall be executed by the Investor and delivered by the Investor to the Corporation on the date hereof, and the shares of Common Stock issued upon delivery of the Note shall be duly authorized, fully paid and nonassessable. The Investor hereby agrees to execute and deliver, substantially simultaneously with the Investor's execution and delivery of the Note and prior to the issuance of the Shares, the Pledge Agreement and, immediately upon issuance of the Shares, to deliver the certificate(s) representing the Shares to the Corporation in accordance with the Pledge Agreement. The Corporation's obligation to issue and sell the Shares to the Investor is subject to satisfaction of the following conditions:

                 (a) The Investor shall have duly executed and delivered the
Note in accordance with this paragraph (1);

                 (b) The Investor shall have duly executed and delivered the Pledge Agreement in accordance with this paragraph (1); and

                 (c) the Investor shall in all material respects have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement and the Pledge Agreement, to be performed or complied with by the Investor on or prior to the date hereof.

        (2) KNOWLEDGE AND EXPERIENCE. The Investor, or the Investor together with his representative for purposes of investing in the Shares (the "Investor Representative"), has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of new and speculative companies), so as to enable the Investor and/or his Investor Representative to utilize the information referred to in paragraph (5) and any other information made available to the Investor and/or his Investor Representative in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

        (3) INVESTOR REPRESENTATIVE. The Investor's Investor Representative, if any, (i) is a "purchaser representative" within the meaning of such term as defined in Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), (ii) has been acknowledged by the Investor, by identification by the Investor in the space provided below, to be the Investor's "purchaser representative" in connection with evaluating the merits and risks of the Investor's prospective investment in the Shares and
(iii) has made all disclosures to the Investor as are required to be made by a "purchaser representative" pursuant to Regulation D. The Investor's Investor Representative is: NONE (insert "None" if the Investor has no Investor Representative).

        (4) INVESTMENT FOR OWN ACCOUNT. The Investor is acquiring the Shares for his own account, for investment purposes only and not with a view to, and not for offer or sale in connection with, any distribution or resale of the Shares.

        (5) ADEQUATE INFORMATION. The Corporation has made available and the Investor and/or his Investor Representative has reviewed the Stock Purchase Agreement (including the Exhibits and Schedules thereto) and such other information which the Investor and/or his Investor Representative considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares.

        (6) OPPORTUNITY TO QUESTION. The Investor and/or his Investor Representative has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of the Corporation so as to receive answers and verify information obtained in the Investor's and/or his Investor Representative's examination of the Corporation, including the information referred to in paragraph (5) and any other documents or information that the Investor and/or his Investor Representative has reviewed in relation to the Investor's investment in the Shares.

        (7) NO OTHER REPRESENTATIONS. No oral or written representations have been made or oral or written information furnished to the Investor and/or his Investor Representative in connection with the Investor's acquisition of the Shares which were in any way inconsistent with the information set forth in the information reviewed by the Investor and/or his Investor Representative.

        (8) INDEPENDENT DECISION. Neither the Investor nor his Investor Representative is relying on the Corporation or the references to any legal or other opinion in the materials reviewed by the Investor and/or his Investor Representative with respect to the tax considerations of the Investor relating to his investment in the Shares. The Investor has relied solely on the representations, warranties, covenants and agreements contained in the Stock Purchase Agreement (including the Exhibits and Schedules thereto), or his Investor Representative's examination and independent investigation and his Investor Representative's advice in making his decision to acquire the Shares.

        (9) FINANCIAL CONDITION. The Investor's financial condition and income are such that (i) the Investor is under no present need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking or indebtedness and (ii) the Investor is able to bear the economic risk of investment in the Shares, including the risk of losing his entire investment and the risk of not being able to sell or transfer any of the Shares for an indefinite period of time.

        (10) RESTRICTED SECURITIES. The Investor understands that he may be required to bear the economic risk of investment in the Shares for an indefinite period of time because the Shares may not, without full compliance with the registration and prospectus delivery requirements of the Securities Act, be offered, sold or delivered except in a transaction exempt from, or not subject to, the registration and prospectus delivery requirements of the Securities Act.

        (11) RESTRICTIONS ON RESALE OR TRANSFER. The Investor will not transfer or pledge any or all of the Shares in violation of the Securities Act or any applicable Blue Sky Laws and in the event that the Investor pledges any of the Shares (other than pursuant to the Pledge Agreement), the Investor will advise the pledgee of the transfer restrictions imposed on the Shares by this Agreement and will use his best efforts to obtain an undertaking from such pledgee not to transfer such Shares in violation of the Securities Act or applicable Blue Sky Laws.

        (12) RESTRICTIVE LEGEND. The certificates from time to time evidencing the Shares may, at the Corporation's option, bear a legend which provides that the Shares may not be transferred unless the Corporation is delivered a legal opinion, satisfactory to the Corporation in its sole discretion, to the effect that such transfer may be made without compliance with the registration and prospectus delivery requirements of the Securities Act and applicable Blue Sky Laws. Such legal opinion shall be given by counsel satisfactory to the Corporation, at the Investor's expense.

        (13) FURTHER ACTIONS. The Investor shall take all further actions necessary to facilitate the issuance of the Shares to the Investor under an appropriate exemption from registration under the Securities Act and applicable Blue Sky Laws, including, without limitation, providing the Corporation with such information as the Corporation may require to complete a Form D and any related or similar forms or applications required under the Securities Act or applicable Blue Sky Laws.

        (14) AUTHORIZATION. The Investor has full power and authority to execute this Agreement and to invest in the Shares; this Agreement constitutes the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms.

        The provisions hereof shall inure to the benefit of the Corporation, its successors and assigns and shall be binding upon the Investor, his legal representatives, heirs and assigns. Nothing in this Agreement shall limit any of the rights and obligations of the parties under the Stock Purchase Agreement (including the Exhibits and Schedules thereto), or otherwise or any other document delivered in connection therewith.

        IN WITNESS WHEREOF, the Investor has executed this Management Subscription Agreement as of November 1, 1997.

                             INVESTOR


                             /S/ [SEE ITEM 1 IN ANNEX A]
                             -----------------------------------
                             [SEE ITEM 1 IN ANNEX A]


        The undersigned hereby makes, as to himself and for the benefit of the Corporation, the acknowledgements, covenants, agreements, representations and warranties set forth in paragraphs (2), (3), (5), (6), (7) and (8) above.

                             INVESTOR REPRESENTATIVE



                             -----------------------------------


Acknowledged and Accepted
as of November 1, 1997:

WGL HOLDINGS, INC.


By:    [SEE ITEM 4 IN ANNEX A]

                                     ANNEX A

                  The foregoing form of Management Subscription Agreement was entered into by six Investors. The information omitted from the foregoing form of Management Subscription Agreement with respect to such Investors, which are designated below as parties A through F, respectively, is set forth below:

         ITEM 1

         Party A: Edward F. Voboril
         Party B: Susan M. Bratton
         Party C: Larry T. DeAngelo
         Party D: Curtis F. Holmes
         Party E: Arthur J. Lalonde
         Party F: Richard W. Mott

         ITEM 2

         Party A: $570,000.00
         Party B: $142,000.00
         Party C: $256,000.00
         Party D: $268,000.00
         Party E: $180,000.00
         Party F: $268,000.00

         ITEM 3

         Party A: FIVE HUNDRED SEVENTY THOUSAND (570,000) Party B: ONE HUNDRED FORTY-TWO THOUSAND (142,000) Party C: TWO HUNDRED FIFTY-SIX THOUSAND (256,000) Party D: TWO HUNDRED SIXTY-EIGHT THOUSAND (268,000) Party E: ONE HUNDRED EIGHTY THOUSAND (180,000) Party F: TWO HUNDRED SIXTY-EIGHT THOUSAND (268,000)

         ITEM 4

         Party A: /S/ LARRY T. DEANGELO
                  -------------------------------------------
                  Larry T. DeAngelo
                  Vice President Administration and Secretary

         Party B: /S/ EDWARD F. VOBORIL
                  -------------------------------------------
                  Edward F. Voboril
                  President and Chief Executive Officer

         Party C: /S/ EDWARD F. VOBORIL
                  -------------------------------------------
                  Edward F. Voboril
                  President and Chief Executive Officer

         Party D: /S/ EDWARD F. VOBORIL
                  -------------------------------------------
                  Edward F. Voboril
                  President and Chief Executive Officer

         Party E: /S/ EDWARD F. VOBORIL
                  -------------------------------------------
                  Edward F. Voboril
                  President and Chief Executive Officer

         Party F: /S/ EDWARD F. VOBORIL
                  -------------------------------------------
                  Edward F. Voboril
                  President and Chief Executive Officer